CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.11 to Registration Statement No. 333-90085 on Form N-1A of our report dated March 20, 2008, relating to the financial statements and financial highlights of Adelante Funds, including Adelante U.S. Real Estate Securities Fund, appearing in the Annual Report on Form N-CSR of Adelante Funds for the year ended January 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, WI
May 29, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 23, 2007, relating to the statement of changes in net assets for the year ended January 31, 2007 and financial highlights for the four years in the period then ended which appears in the January 31, 2008 Annual Report to Shareholders of Adelante U.S. Real Estate Securities Fund, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
May 23, 2008